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                                                                     EXHIBIT 4.1

                       FIRST AMENDMENT TO RIGHTS AGREEMENT

            THIS FIRST AMENDMENT TO RIGHTS AGREEMENT, dated as of December 14, 2003 (this "Amendment"), is entered into by and between The Dial Corporation, a Delaware corporation (the "Company"), and Wells Fargo Bank Arizona, N.A., as Rights Agent ("Rights Agent").

            WHEREAS, the Company and the Rights Agent are parties to that certain Rights Agreement, dated as of August 15, 1996 (the "Rights Agreement"); and

            WHEREAS, the Board of Directors of the Company has determined that it is advisable and in the best interests of the Company and its stockholders to amend the Rights Agreement pursuant to Section 27 thereof, in connection with the execution and delivery of the Agreement and Plan of Merger among Henkel KGaA, a Kommanditgesellschaft auf Aktien organized under the laws of the Federal Republic of Germany ("Henkel"), Henkel Merger Corporation ("Merger Sub"), a Delaware corporation and an indirect, wholly-owned subsidiary of Henkel and the Company, pursuant to which, among other things, Merger Sub will be merged with and into the Company, with the Company continuing as the surviving corporation and an indirect, wholly-owned subsidiary of Henkel; and

            WHEREAS, this Amendment has been approved by the Board of Directors of the Company.

            NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

            1. Section 1(a) of the Rights Agreement is hereby amended to read in its entirety as follows:


                  (a) "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined), of 20% or more of the Common Shares of the Company then outstanding, but shall not include the Company, any Subsidiary (as such term is hereinafter defined) of the Company, any employee benefit plan of the Company or any Subsidiary of the
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            Company, or any entity holding Common Shares for or pursuant to the terms of any such plan. Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 20% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 20% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall be deemed to be an "Acquiring Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person," as defined pursuant to the foregoing provisions of this paragraph (a), then such Person shall not be deemed to be an "Acquiring Person" for any purpose of this Agreement. Notwithstanding the foregoing, Henkel KGaA, a Kommanditgesellschaft auf Aktien organized under the laws of the Federal Republic of Germany ("Henkel") and Merger Sub (as defined in the Merger Agreement), or any Affiliate or Associate of Henkel or Merger Sub (collectively with Henkel, the "Henkel Parties") who becomes the Beneficial Owners of Common Shares solely as a result of
            (1) the announcement, approval, execution or delivery of the Agreement and Plan of Merger, among the Company, Henkel and Merger Sub (as may be amended from time to time, the "Merger Agreement") and (2) the consummation of the Merger (as such term is defined in the Merger Agreement) shall not be deemed an "Acquiring Person."

            2. Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:


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                  (a) The registered holder of any Right Certificate may
            exercise the Rights evidenced thereby (except as otherwise provided herein) in whole or in part at any time after the Distribution Date upon surrender of the Right Certificate, with the form of election to purchase on the reverse side thereof duly executed, to the Rights Agent at the principal office of the Rights Agent, together with payment of the Purchase Price for each one one-hundredth of a Preferred Share as to which the Rights are exercised, at or prior to the earliest of (i) earlier of (x) the close of business on August 15, 2006 or (y) immediately prior to the Effective Time (as such term is defined in the Merger Agreement) (the "Final Expiration Date"), (ii) the time at which the Rights are redeemed as provided in Section 23 hereof (the "Redemption Date") or (iii) the time at which such Rights are exchange as provided in Section 24 hereof.

            3. Section 25(a)(iv) is hereby amended to read in its entirety as follows:

                  (iv) to effect any consolidation or merger (other than the
            Merger) into or with, or to effect any sale or other transfer (or to permit one or more of its Subsidiaries to effect any sale or other transfer), in one or more transactions, of 50% or more of the assets or earning power of the Company and its Subsidiaries (taken as a whole) to, any other Person,

            4. Except as expressly set forth herein, this Amendment shall not by implication or otherwise alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Rights Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. All references in the Rights Agreement (and in any other agreements, documents and instruments entered into in connection therewith) to the "Rights Agreement" shall be deemed for all purposes to refer to the Rights Agreement, as amended by this Amendment.

            5. Capitalized terms used but not defined herein shall have the respective meanings ascribed to such terms in the Rights Agreement.


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            6. This Amendment shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts made and to be performed entirely within such State.

            7. This Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

            8. If any term, provision, covenant or restriction of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Amendment and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

                            [SIGNATURE PAGE FOLLOWS]


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            IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and attested, all as of the date and year first above written.

                                        THE DIAL CORPORATION

                                        By: /s/ Herbert M. Baum
                                           ------------------------------------
                                        Name:  Herbert M. Baum
                                        Title: Chairman of the Board, President
                                               and Chief Executive Officer

                                        WELLS FARGO BANK ARIZONA, N.A.

                                        By:  /s/ Brad Stevenson
                                           ------------------------------------
                                        Name:  Brad Stevenson
                                        Title: Vice President


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